UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   September 24, 2007
Encysive Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas		77081
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
     Representatives of Encysive Pharmaceuticals Inc. (the “Company”) intend to make presentations beginning on Monday, September 24, 2007, at the UBS 2007 Global Life Sciences Conference (the “Conference”), in New York, New York, with a formal presentation to be made on Monday, September 24, 2007 at 10:00 a.m. Eastern time.
     The Company is furnishing herewith data being presented by certain of its executive officers beginning on September 24, 2007 at the Conference. Beginning at 10:00 a.m. Eastern time on Monday September 24, 2007, an audio webcast of their remarks and accompanying graphic presentation will be made available on our website at www.encysive.com.
     The Company does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

99.1	Presentation dated September 24, 2007.
[SIGNATURE PAGE FOLLOWS]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)

Date: September 24, 2007	/s/ Paul S. Manierre
Paul S. Manierre
Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation dated September 24, 2007.